                                                                  Exhibit 10(b)1

                                                                  EXECUTION COPY


                               FINANCING AGREEMENT


                                     between


                 COLLIER COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY


                                       and


                                  ALLETE, INC.


                          ----------------------------


                            Dated as of July 1, 2006


                          ----------------------------


                                   Relating to


       Industrial Development Variable Rate Demand Refunding Revenue Bonds
                             (ALLETE, Inc. Project)














     The rights of the Collier County Industrial Development Authority hereunder (except for certain unassigned rights to payment of fees and expenses and indemnification and the right to consent to matters) have been assigned to U.S. Bank National Association, as Trustee under a Indenture of Trust, dated as of July 1, 2006, from the Collier County Industrial Development Authority, and is subject to the security interest of the Trustee thereunder.

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                                TABLE OF CONTENTS

This table of contents is not part of the Financing Agreement, and is for convenience only. The captions herein are of no legal effect and do not vary the meaning or legal effect of any part of the Financing Agreement.

                                                                            PAGE

Parties........................................................................1

Recitals.......................................................................1


ARTICLE I DEFINITIONS; REFERENCES; CERTIFICATES AND OPINIONS; GENERAL
PROVISIONS.....................................................................1

     Section 1.01.     Definitions.............................................1
     Section 1.02.     References..............................................6
     Section 1.03.     Certificates and Opinions...............................7
     Section 1.04.     Notices, etc. to Trustee, Issuer, Company and
                       Credit Bank.............................................7
     Section 1.05.     Successors and Assigns..................................8
     Section 1.06.     Separability Clause.....................................8
     Section 1.07.     Execution Counterparts..................................8
     Section 1.08.     Construction............................................8
     Section 1.09.     Benefit of Agreement....................................8
     Section 1.10.     Limitation of Liability.................................8

ARTICLE II REPRESENTATIONS AND WARRANTIES......................................9

     Section 2.01.     Representations of the Issuer...........................9
     Section 2.02.     Representations and Warranties of the Company..........10

ARTICLE III THE LOAN..........................................................11

     Section 3.01.     Amount and Source of Loan..............................11
     Section 3.02.     Repayment of the Loan..................................11
     Section 3.03.     Payments of Purchase Price of Bonds....................12
     Section 3.04.     Company's Obligations Unconditional....................12
     Section 3.05.     Payments Due on Non-Business Days......................13
     Section 3.06.     Company's Remedies.....................................13

ARTICLE IV THE REFINANCED FACILITIES, TAXES, LIENS............................13

     Section 4.01.     Completion and Location of the Refinanced
                       Facilities.............................................13
     Section 4.02.     Use of Refinanced Facilities...........................13
     Section 4.03.     Payment of Taxes; Discharge of Liens...................13

ARTICLE V REDEMPTION OF BONDS.................................................14

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     Section 5.01.     Prepayment of Loan.....................................14
     Section 5.02.     Obligation To Prepay Loan and Redeem Series 2006
                       Bonds Upon Certain Events..............................14

ARTICLE VI SPECIAL COVENANTS OF THE COMPANY...................................15

     Section 6.01.     Maintenance of Corporate Existence.....................15
     Section 6.02.     Annual Statement.......................................15
     Section 6.03.     Indemnification; Personal Liability Waived.............15
     Section 6.04.     Additional Payments....................................16
     Section 6.05.     Assurance of Tax Exemption.............................17
     Section 6.06.     Redemption of Refunded Bonds; Payment of
                       Costs of Issuance......................................20
     Section 6.07.     Letter of Credit; Alternate Letter of Credit...........20
     Section 6.08.     Continuing Disclosure..................................22

ARTICLE VII ASSIGNMENT........................................................22

     Section 7.01.     Conditions.............................................22
     Section 7.02.     Instrument Furnished to Trustee........................23
     Section 7.03.     Limitation.............................................23

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES...................................23

     Section 8.01.     Events of Default......................................23
     Section 8.02.     Force Majeure..........................................24
     Section 8.03.     Remedies...............................................24
     Section 8.04.     No Remedy Exclusive....................................25
     Section 8.05.     Reimbursement of Attorneys' Fees.......................25
     Section 8.06.     Waiver of Breach; Exercise of Rights by Trustee........25
     Section 8.07.     Trustee's Exercise of the Issuer's Remedies............25

ARTICLE IX MISCELLANEOUS......................................................25

     Section 9.01.     Termination............................................25
     Section 9.02.     Assignment.............................................25
     Section 9.03.     Amendments, Changes and Modifications..................26

Testimonium...................................................................26

Signatures and Seals..........................................................26

Exhibit A--Description of the Refinanced Facilities .........................A-1

Exhibit B--Form of Promissory Note ..........................................B-1

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                               FINANCING AGREEMENT

     THIS FINANCING AGREEMENT, dated as of July 1, 2006, between the COLLIER COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, a body corporate and politic of the State of Florida (as hereinafter defined, the "Issuer"), and ALLETE, INC., a Minnesota corporation (as hereinafter defined, the "Company").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Issuer is authorized and empowered by the provisions of Chapter 159, Parts II and III, and Section 163.01, Florida Statutes, as amended (as hereinafter defined, the "Act"), to issue refunding revenue bonds for the purpose of refunding revenue bonds previously issued under the Act for the purpose of providing funds to finance or refinance all or any part of the cost of one or more "projects" as defined in the Act, and to enter into interlocal agreements in respect thereof; and

     WHEREAS, the Issuer proposes to issue and sell its revenue bonds to refund bonds it previously issued under the Act to refund a portion of the bonds issued to finance certain projects located in the jurisdiction of the Issuer and the Volusia County Industrial Development Authority and the Lee County Industrial Development Authority (collectively, the "Governmental Units"); and

     WHEREAS, the Issuer and the Governmental Units have entered into a Interlocal Agreement, dated as of July 1, 2006 (as hereinafter defined, the "Interlocal Agreement"), authorizing the Issuer to issue revenue refunding bonds to refund such outstanding bonds; and

     WHEREAS, the Issuer is further authorized and empowered under the Act to enter into a financing agreement providing for payments to it sufficient to pay when due the principal of, premium, if any, and interest on and the purchase price with respect to its revenue bonds.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby and in consideration of the premises, DO HEREBY AGREE as follows:

                                   ARTICLE I

               DEFINITIONS; REFERENCES; CERTIFICATES AND OPINIONS;
                               GENERAL PROVISIONS

     Section 1.01. DEFINITIONS. The terms defined in this Article I shall for all purposes of this Agreement have the meaning herein specified, unless the context clearly requires otherwise:

     "Act" means Chapter 159, Parts II and III, and Section 163.01, Florida Statutes, as amended, and all acts supplemental thereto or amendatory thereof.

     "Act of Bankruptcy" means, in respect of a Person, the filing of a voluntary or involuntary petition seeking relief as a debtor or against the Person under the United States

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Bankruptcy Code or other applicable federal or state bankruptcy, insolvency, receivership, reorganization or similar law for the relief of debtors, now or hereafter in effect.

     "Additional Bonds" means any Bonds issued under the Indenture, other than the Series 2006 Bonds.

     "Agreement" means this Financing Agreement between the Issuer and the Company, and any and all modifications, alterations, amendments and supplements hereto entered into in accordance with the provisions hereof and of the Indenture.

     "Alternate Letter of Credit" means (i) any letter of credit or other credit facility securing the payment of principal of and interest on the Bonds and the Purchase Price of Bonds tendered for purchase under Sections 306 or 307 of the Indenture delivered in accordance with Section 502 of the Indenture in substitution and replacement for a Letter of Credit or (ii) any Liquidity Facility.

     "Bonds" means the Series 2006 Bonds and any Additional Bonds.

     "Bond Purchase Fund" means the fund by that name created by Section 308 of the Indenture.

     "Bond Counsel" means any legal counsel acceptable to the Issuer and the Trustee who shall be nationally recognized as expert in matters pertaining to the validity of obligations of governmental issuers and the exemption from federal income taxation of interest on such obligations.

     "Bond Year," when used with respect to a series of Bonds, shall have the meaning given it in the Tax Compliance Certificate.

     "Code" means the Internal Revenue Code of 1986, as amended, and, when appropriate, any statutory predecessor or successor thereto, and all applicable regulations (whether proposed, temporary or final) thereunder and any applicable official rulings, announcements, notices, procedures and judicial determinations relating to the foregoing.

     "Company" means ALLETE, Inc., a Minnesota corporation, its successors and assigns, and any surviving, resulting or transferee corporation that may assume its obligations in accordance with Section 6.01 hereof.

     "Company Representative" means the President, any Vice President or the Treasurer of the Company and such other person or persons at the time designated to act on behalf of the Company in matters relating to this Agreement and the Indenture as evidenced by a written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person or persons and signed on behalf of the Company by its President, any Vice President or its Treasurer. Such certificate may designate an alternate or alternates each of whom shall be entitled to perform all duties of the Company Representative.

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     "Counsel" means an attorney designated by or acceptable to the Trustee, duly admitted to practice law before the highest court of any state; an attorney for the Company or the Issuer may be eligible for appointment as Counsel.

     "Credit Agreement" means the Letter of Credit Agreement, dated as of July 5, 2006, between the Company, the Credit Bank and certain other participating banks, as originally executed and as from time to time amended and supplemented, and any similar agreement pursuant to which an Alternate Letter of Credit is issued, as originally executed and as such agreement may from time to time be amended and supplemented.

     "Credit Bank" means initially Wells Fargo Bank, National Association, a national banking association, in its capacity as issuer of the initial Letter of Credit, and its successors and assigns, and if an Alternate Letter of Credit is issued, the issuer or provider of such Alternate Letter of Credit, and its successors and assigns.

     "Debt Service Fund" means the fund by that name created by Section 401 of the Indenture.

     "Determination of Taxability," when used with respect to the Series 2006 Bonds, means a final determination by the Internal Revenue Service or by a court of competent jurisdiction in the United States that, as a result of failure by the Company to observe or perform any covenant, condition or agreement on its part to be observed or performed under this Agreement or as a result of the inaccuracy of any representation or agreement made by the Company under this Agreement, the interest payable on the Series 2006 Bonds is includable for federal income tax purposes in the gross income of the owners thereof (other than an owner who is a "substantial user" of the facilities refinanced thereby or a "related person" thereto within the meaning of Section 147(a) of the Code), which final determination follows proceedings of which the Company has been given written notice and in which the Company, at its sole expense and to the extent deemed sufficient by the Company, has been given an opportunity to participate, either directly or in the name of the owners of the Series 2006 Bonds.

     "First Mortgage" shall mean the Mortgage and Deed of Trust, dated as of September 1, 1945, from the Company to The Bank of New York and W. T. Cunningham (successors to Irving Trust Company and Richard H. West), as trustees, as heretofore and hereafter amended and supplemented.

     "Governmental Units" means the Volusia County Industrial Development Authority and the Lee County Industrial Development Authority.

     "Indenture" means the Indenture of Trust, dated as of the date hereof, between the Issuer and the Trustee, and any and all modifications, alterations, amendments and supplements thereto entered into from time to time in accordance with the provisions thereof.

     "Issuer" means the Collier County Industrial Development Authority, and any successors to its functions hereunder.

     "Issuer Representative" means the Chairman of the Issuer, and such other person or persons at the time designated to act on behalf of the Issuer in matters relating to this Indenture

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and the Financing Agreement as evidenced by a written certificate furnished to the Trustee containing the specimen signature of such person or persons and signed on behalf of the Issuer by its Chairman. Such certificate may designate an alternate or alternates, each of whom shall be entitled to perform all duties of the Issuer Representative.

     "Interlocal Agreement" means the Interlocal Agreement, dated as of July 1, 2006, between the Issuer and the Governmental Units, as such may be amended from time to time in accordance with its terms.

     "Letter of Credit" means initially the irrevocable direct-pay letter of credit issued by the Credit Bank to the Trustee pursuant to the Credit Agreement concurrently with the original issuance of the Series 2006 Bonds, and any extensions thereof, and upon the issuance and delivery of an Alternate Letter of Credit in accordance with Section 502 of the Indenture, "Letter of Credit" shall include such Alternate Letter of Credit, and any subsequent extensions or replacements thereof.

     "Liquidity Facility" means any letter of credit, line of credit, standby bond purchase agreement or other credit facility securing the payment of the Purchase Price of Bonds tendered for purchase under Sections 306 or 307 of the Indenture (but not the payment of principal of or interest on the Bonds), delivered in accordance with Section 502 of the Indenture.

     "Note" means the promissory note of even date herewith, executed by the Company in favor of the Issuer, to evidence and secure the obligations of the Company to pay the Taxability Premium, substantially in the form of EXHIBIT B hereto (which is hereby incorporated herein and made a part hereof).

     "Outstanding" means with respect to Bonds, as of the date of determination, all Bonds theretofore authenticated and delivered under the Indenture, except:

          (a) Bonds theretofore cancelled by the Trustee or delivered to the Trustee for cancellation as provided in Section 209 of the Indenture;

          (b) Bonds for whose payment or redemption money or Defeasance Obligations in the necessary amount have been deposited with the Trustee or any Paying Agent in trust for the owners of such Bonds as provided in
     Section 1101 of the Indenture, provided that, if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (c) Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered under this Indenture;

          (d) Bonds alleged to have been destroyed, lost or stolen which have been paid as provided in Section 208 of the Indenture; and

          (e)     Untendered Bonds;

provided, however, that, in determining whether the Owners of the requisite principal amount of Outstanding Bonds have given any request, demand, authorization, direction, notice, consent or waiver under this Agreement, Bonds owned by the Issuer or by the Company or any Related Party thereto or Affiliate thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be disregarded.

     "Owner" means, in respect of a Bond, the Person or Persons in whose name the Bond is registered on the bond registration books maintained by the Trustee pursuant to Section 206 of the Indenture.

     "Person" means any natural person, firm, association, corporation, partnership, limited liability company, limited liability partnership, joint stock company, joint venture, trust, unincorporated organization or firm, or a government or any agency or political subdivision thereof or other public body.

     "Prior Bonds" means the following revenue bonds which were refinanced with proceeds of the Refunded Bonds: Lee County Industrial Authority, Florida $9,000,000 Utilities Revenue Bonds (Lehigh Utilities, Inc. Project), Series 1990; Collier County Industrial Development Authority $11,125,000 Water and Sewer Industrial Revenue Bonds, Series 1990 (Marco Island Utilities Project); Collier County Industrial Development Authority $8,325,000 Water and Sewer Industrial Development Revenue Bonds, Series 1992 (Marco Island Utilities Project); and Collier County Industrial Development Authority $10,290,000 Industrial Development Revenue Bonds (Southern States Utilities, Inc. Project), Series 1994.

     "Purchase Price" means, when used with respect to the purchase of a Bond pursuant to Section 306 or 307 of the Indenture, an amount equal to the principal amount of such Bonds to be so purchased plus interest accrued and unpaid to, but not including, the applicable Tender Date; provided, however, that if such Tender Date is an Interest Payment Date for which money is available for the payment of such interest, accrued interest will not constitute a part of the Purchase Price but will be paid to the Owner in the ordinary manner.

     "Refinanced Facilities" means the real and personal properties which comprise the Refinanced Facilities refinanced with proceeds of the Refunded Bonds, as further described in EXHIBIT A hereto (which is hereby incorporated herein and made a part hereof).

     "Refunded Bonds" means that portion of the Series 1996 Bonds that financed or refinanced the Refinanced Facilities, which Refunded Bonds are outstanding under the Refunded Bonds Indenture in the principal amount of $29,097,986.86, of which $1,289,913.76 represents original issue discount on the Refunded Bonds.

     "Refunded Bonds Financing Agreement" means the Financing Agreement, dated as of January 1, 1996, between the Issuer and Southern States Utilities, Inc., as amended and supplemented by a First Amendment to Financing Agreement, effective as of July 30, 2004, between the Issuer, Florida Water Services Corporation (f/k/a Southern States Utilities, Inc.) and the Company.

     "Refunded Bonds Indenture" means the Indenture of Trust, dated as of January 1, 1996, between the Issuer and the Refunded Bonds Trustee.

     "Refunded Bonds Trustee" means SunTrust Bank (f/k/a SunTrust Bank, Central Florida, National Association), as trustee under the Refunded Bonds Indenture.

     "Remarketing Agent" means Wells Fargo Brokerage Services, LLC, a Delaware limited liability company, or any Person meeting the qualifications of and designated from time to time to act as Remarketing Agent for the Bonds under
Section 812 of the Indenture.

     "Remarketing Agreement" means the remarketing or other agreement between the Company and the Remarketing Agent as then in effect, describing the responsibilities of the Remarketing Agent.

     "Revenues" means all amounts payable pursuant to Sections 3.02 and 3.03 hereof.

     "Series 1996 Bonds" means the Industrial Development Refunding Revenue Bonds (Southern States Utilities, Inc. Project), dated as of January 1, 1996, and issued by the Issuer in the original principal amount of $35,105,000 pursuant to the Refunded Bonds Indenture, all of which are outstanding as of the date hereof.

     "Series 2006 Bonds" means any bond or bonds of the series of Industrial Development Variable Rate Demand Refunding Revenue Bonds (ALLETE, Inc. Project), Series 2006, aggregating the principal amount of $27,800,000, to be issued, authenticated and delivered under and pursuant to the Indenture.

     "State" means the State of Florida.

     "Tax Compliance Agreement" means an Arbitrage and Rebate Agreement between the Issuer, the Company and the Trustee, executed upon the issuance of a series of Bonds, as such may be amended or supplemented from time to time in accordance with the provisions thereof.

     "Tender Date" means any Mandatory Tender Date and any date on which Bonds are to be purchased at the option of the Owners thereof under Section 306 of the Indenture.

     "Trustee" means U.S. Bank National Association, in Saint Paul, Minnesota, a national banking association organized under the laws of the United States, and its successors in trust and assigns under the Indenture.

     "Untendered Bond" shall have the meaning assigned to it in Sections 306(d) and 307(h) of the Indenture.

     In addition to the foregoing definitions, any terms not defined herein but defined in the Indenture shall have the same meanings herein unless the context hereof clearly requires otherwise.

     Section 1.02. REFERENCES. All references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement as originally executed. The words "herein," "hereof," and "hereunder," and other words of similar import, refer to this Agreement as a whole and not to any particular Article, Section or other subdivision unless the context clearly indicates otherwise. The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof. Unless the context hereof clearly requires otherwise, the masculine shall include the feminine and vice versa and the singular shall include the plural and vice versa.

     Section 1.03. CERTIFICATES AND OPINIONS. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, Counsel or Bond Counsel. Any opinion of Counsel or Bond Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company.

     Wherever in this Agreement, in connection with any request, certificate or report to the Issuer or the Trustee, it is provided that the Company shall deliver any document as a condition of the granting of such request, or as evidence of the Company's compliance with any term hereof, it is intended that the truth and accuracy at the time of the granting of such request or at the effective date of such certificate or report, as the case may be, of the facts and opinions stated in such document shall in each case be conditions precedent to the right of the Company to have such request granted or to the sufficiency of such certificate or report.

     Section 1.04. NOTICES, ETC. TO TRUSTEE, ISSUER, COMPANY AND CREDIT BANK. Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement shall be sufficient for every purpose hereunder if in writing and mailed by certified mail, postage prepaid, or delivered by an express or overnight delivery service (with a copy to the other persons listed below), at the following addresses (or such other address as may be provided by any such person by notice):

     To the Issuer:             Collier County Industrial Development Authority
                                4501 Tamiami Trail North, Suite 106
                                Naples, Florida 33940
                                Attention:  Executive Secretary

     To the Company:            ALLETE, Inc.
                                30 West Superior Street
                                Duluth, Minnesota 55802
                                Attn:  Chief Financial Officer

     To the Trustee:            U.S. Bank National Association
                                60 Livingston Avenue
                                St. Paul, Minnesota 55107
                                Attention:  Corporate Trust Department

     To the Credit Bank:        Wells Fargo Bank, National Association
                                MAC N9305-031

                                6th and Marquette Avenue
                                Minneapolis, MN  55479
                                Attention: Patrick McCue

     Section 1.05. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by the Issuer or the Company shall bind their successors and assigns, whether so expressed or not.

     Section 1.06. SEPARABILITY CLAUSE. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 1.07. EXECUTION COUNTERPARTS. This Agreement may be executed in any number of counterparts. All such counterparts shall be deemed to be originals and shall together constitute one and the same instrument.

     Section 1.08. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State without giving effect to the conflicts-of-law principles thereof.

     Section 1.09. BENEFIT OF AGREEMENT. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto, the Trustee and the Credit Bank, and their successors and assigns hereunder, any benefit or other legal or equitable right, remedy or claim under this Agreement.

     Section 1.10. LIMITATION OF LIABILITY. This Agreement is entered into by the Issuer pursuant to the Act, and, notwithstanding any provisions hereof, the Issuer's obligations hereunder are subject in all respects to the limitations of the Act. No agreements or provisions contained in this Agreement nor any agreement, covenant or undertaking by the Issuer contained in any document executed by the Issuer or any Governmental Unit in connection with the Refinanced Facilities shall give rise to a charge against the general credit or taxing powers of the Issuer or Governmental Unit, or shall obligate the Issuer or the Governmental Units financially in any way except with respect to the application of Revenues and the proceeds of the Bonds. No failure of the Issuer to comply with any term, condition, covenant or agreement herein shall subject the Issuer to liability for any claim for damages, costs or other financial or pecuniary charge except to the extent that the same can be paid or recovered from the Revenues or proceeds of the Bonds; and no execution on any claim, demand, cause of action or judgment shall be levied upon or collected from the general credit, general funds or taxing powers of the Issuer or any Governmental Unit. Nothing herein shall preclude a proper party in interest from seeking and obtaining specific performance against the Issuer for any failure to comply with any term, condition, covenant or agreement herein; provided that no costs, expenses or other monetary relief shall be recoverable from the Issuer except as may be payable from the Revenues hereunder.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     Section 2.01. REPRESENTATIONS OF THE ISSUER. The Issuer makes the following representations as the basis for the undertakings on the part of the Company herein contained:

            (a) The Issuer is a body corporate and politic duly organized and validly existing under the Constitution and laws of the State.

            (b) The Issuer has the power pursuant to the provisions of the Act and the Interlocal Agreement to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder and under the Indenture and the Bonds. By proper action of the Issuer, the Issuer has been duly authorized to execute and deliver this Agreement, the Interlocal Agreement, the Indenture and the Tax Compliance Agreement

            (c) The refunding of the Refunded Bonds, the issuance and sale of the Bonds, the execution and delivery of this Agreement, the Interlocal Agreement and the Indenture and the performance of all covenants and agreements of the Issuer contained in this Agreement, the Interlocal Agreement and the Indenture and of all other acts and things required under the Constitution and laws of the State to make this Agreement, the Interlocal Agreement and the Indenture valid and binding special, limited obligations of the Issuer in accordance with their terms are authorized by the Act and have been duly authorized by resolutions of the governing body of the Issuer adopted at meetings thereof duly called and held by the affirmative vote of not less than a majority of its members.

            (d) To refund the Refunded Bonds, and in anticipation of the collection of the payments to be made by the Company pursuant to this Agreement, the Issuer has duly authorized the Series 2006 Bonds in the principal amount of $27,800,000 to be issued upon the terms set forth in the Indenture, under the provisions of which certain of the Issuer's interests in this Agreement and the payments due hereunder are, as provided by the Act, pledged and a security interest therein granted to the Trustee as security for the payment of the principal of, premium, if any, and interest on, and the purchase price with respect to, the Bonds.

            (e) The execution and delivery of this Agreement and the other agreements contemplated hereby to which the Issuer is a party, including without limitation the Indenture and the Interlocal Agreement, will not conflict with, or constitute on the part of the Issuer a breach of or a default under, any existing (i) law, or (ii) other legislative act, constitution or other proceeding establishing or relating to the establishment of the Issuer or its affairs or its resolutions, or (iii) agreement, indenture, mortgage, lease or other instrument to which the Issuer is subject or is a party or by which it is bound.

            (f) No officer of the Issuer who is authorized to take part in any manner in making this Agreement, the Interlocal Agreement or the Indenture or any contract contemplated hereby or thereby has a personal financial interest in or has personally and financially benefitted from this Agreement, the Interlocal Agreement or the Indenture or any such contract.

            (g) There is not pending, or, to the best knowledge of the officers of the Issuer executing this Agreement, threatened, any suit, action or proceeding against or affecting the Issuer before or by any arbitrator, administrative agency or other governmental authority which court, materially and adversely affects the validity, as to the Issuer, of this Agreement, the Interlocal Agreement or the Indenture, any of its obligations hereunder or thereunder or any of the transactions contemplated hereby or thereby.

            (h) The Issuer has not and hereby covenants that it will not pledge or otherwise transfer its right, title and interest in this Agreement other than to the Trustee to secure the Bonds.

     Section 2.02. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company makes the following representations and warranties as the basis for the undertakings on the part of the Issuer herein contained:

            (a) The Company is a corporation duly incorporated and in good standing under the laws of, and qualified to do business in, the State of Minnesota, and in good standing under the laws of, and qualified to do business in, the State.

            (b) The Company has the power to enter into this Agreement, the Credit Agreement, the Remarketing Agreement and the Tax Compliance Agreement and to execute and deliver the Note and to perform and observe the agreements and covenants on its part contained herein and therein, and by proper corporate action has duly authorized the execution and delivery hereof and thereof.

            (c) No consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body is legally required for the Company's participation in the transactions contemplated by this Agreement, the Note, the Credit Agreement or the Remarketing Agreement, except such as (i) have been obtained or (ii) may be required under state securities laws.

            (d) The execution and delivery of this Agreement, the Note, the Credit Agreement, the Remarketing Agreement and the Tax Compliance Agreement by the Company do not, and consummation of the transactions contemplated hereby and thereby and fulfillment of the terms hereof and thereof will not, result in a breach of any of the material terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is now bound, or the Articles of Incorporation or Bylaws of the Company, or any present order, rule or regulation applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or over any of its properties, or any statute of any jurisdiction applicable to the Company.

            (e) There is not pending or, to the best knowledge of the Company, threatened any suit, action or proceeding against or affecting the Company before or by any court, arbitrator, administrative agency or other governmental authority that materially and adversely affects the validity, as to the Company, of any of the transactions contemplated by this Agreement, the Note, the Credit Agreement or the Remarketing Agreement or the ability of the Company to perform its obligations hereunder or thereunder or as contemplated hereby or thereby.

            (f) The Company does not rely on any warranty of the Issuer, either express or implied, as to the Refinanced Facilities or the refunding of the Refunded Bonds or the adequacy of the loan made hereby for such refunding, and recognizes that, under the Act, the Issuer is not authorized to operate the Refinanced Facilities or to expend any funds thereon.

            (g) The proceeds of the Series 2006 Bonds to be transferred in accordance with Section 403 of the Indenture will be sufficient, with other amounts provided by the Company, to pay the redemption price the Refunded Bonds upon the redemption thereof on August 9, 2006.

                                  ARTICLE III

                                    THE LOAN

     Section 3.01. AMOUNT AND SOURCE OF LOAN. The Issuer agrees to lend to the Company, upon the terms and conditions herein specified, the proceeds received by the Issuer from the sale of each series of Bonds, by causing such proceeds to be transferred to the Trustee for disbursement in accordance with the Indenture. For this purpose the proceeds of the Bonds (and therefore the loan) shall be deemed to include the underwriting discount, if any, or other amount by which the amount received by or on behalf of the Issuer on the original sale of any Bonds to the initial purchaser is less than the principal amount of such Bonds. The obligation of the Issuer to lend such proceeds shall be discharged, and the obligation of the Company to repay the loan shall become effective, when such proceeds are received by the Trustee from the Issuer or the Original Purchaser thereof. The Company agrees that, pending the disbursement of the proceeds of the Bonds as provided herein and in the Indenture, the Trustee shall have a security interest in the proceeds of the Bonds.

     Section 3.02. REPAYMENT OF THE LOAN. The Company agrees that it will repay with interest the loan made by the Issuer pursuant to Section 3.01 hereof by payments of the Company in amounts sufficient to pay in full the principal of, premium, if any, and interest on the Bonds when due, at maturity, upon call for redemption or upon acceleration of maturity under the Indenture; provided, however, that the obligation of the Company to make any payment hereunder shall be deemed satisfied and discharged to the extent of the corresponding payment made by the Credit Bank to the Trustee under the Letter of Credit. When a Letter of Credit other than a Liquidity Facility is in effect, and the Company receives notice from the Trustee, as provided in Section 404 of the Indenture, that at 12:00 noon, New York City time, on any Interest Payment Date, Stated Maturity, redemption date, or acceleration date, as the case may be, there is not sufficient Eligible Money in the Letter of Credit Account and the Eligible Money Account to pay all principal of, premium, if any, and interest on the Bonds due on such date, the

Company shall remit to the Trustee by 1:00 p.m., New York City time, on such date the amount of such deficiency in funds immediately available to the Trustee.

     All payments required of the Company under this Section 3.02 (including payments under Section 5.02 hereof) shall be made directly to the Trustee at its principal corporate trust office, in funds immediately available to the Trustee, at or before 11:30 a.m., New York City time (or 1:00 p.m., New York City time, as provided in the second sentence of the immediately preceding paragraph), on each date on which any principal, premium or interest is due on the Bonds, for the account of the Issuer, and shall be credited to the Debt Service Fund. None of such payments need constitute Eligible Money. In the event the Company should fail to make any of the payments required in this Section 3.02 or in Section 5.02, the item so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon (including to the extent permitted by law interest on overdue installments of interest) at the rate borne by the Bonds as to which such default exists.

     Section 3.03. PAYMENTS OF PURCHASE PRICE OF BONDS. (a) The Company shall pay the Purchase Price of any Bonds for which a notice has been delivered to the Remarketing Agent or that are otherwise subject to purchase pursuant to Sections 306 or 307 of the Indenture. The Company shall pay to the Tender Agent such amounts by such time so that there will be delivered to the Tender Agent immediately available funds in an amount equal to any insufficiency in proceeds of the remarketing of such tendered Bonds and draws under the Letter of Credit, if any, with respect to the Purchase Price of such Bonds prior to 3:30 p.m., New York City time, on the purchase date. The obligation of the Company to make any payment under this Section shall be deemed to be satisfied and discharged to the extent that proceeds of the remarketing of tendered Bonds are available therefor or of the corresponding payment made by the Credit Bank under the Letter of Credit.

     (b) The Company shall provide for the payment of the amounts to be disbursed by the Tender Agent for purchase of Bonds pursuant to Section 306 and 307 of the Indenture by the delivery of the original Letter of Credit to the Trustee simultaneously with the original issuance and delivery of the Series 2006 Bonds. The Company hereby authorizes and directs the Trustee to draw money under the Letter of Credit in accordance with the provisions of the Indenture to the extent necessary and to provide money payable under Sections 306 and 307 of the Indenture when due, as provided in Section 308 of the Indenture. All moneys drawn under the Letter of Credit to pay the Purchase Price of Bonds shall be credited against the obligation of the Company to make the payments required by paragraph (a) of this Section 3.03.

     Section 3.04. COMPANY'S OBLIGATIONS UNCONDITIONAL. All payments required of the Company hereunder shall be made without notice or demand and without setoff, counterclaim, abatement, deduction or defense. The Company will not suspend or discontinue any such payments, will perform and observe all of its other agreements in this Agreement, and, except as expressly permitted in this Agreement, will not terminate this Agreement for any cause, including but not limited to any acts or circumstances that may constitute failure of consideration, bankruptcy or insolvency of the Issuer, the Credit Bank or the Trustee, change in the tax or other laws or administrative rulings or actions of the United States of America or the State or any political subdivision thereof, or failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Indenture.

     Section 3.05. PAYMENTS DUE ON NON-BUSINESS DAYS. In any case where a payment to be made by the Company pursuant to this Agreement (including, but not limited to, a loan payment pursuant to Section 3.02 hereof) shall be due on a day that is not a Business Day, then such payment may be made on the next succeeding Business Day with the same force and effect as if made on the due date.
     Section 3.06. COMPANY'S REMEDIES. Nothing contained in this Article shall be construed to release the Issuer from the performance of any of its agreements in this Agreement, and, if the Issuer should fail to perform any such agreement, the Company may institute such action against the Issuer as the Company may deem necessary to compel the performance, so long as such action shall not violate the Company's agreements in Section 3.04 hereof. The Company may at its own cost and expense, and in its own name, prosecute or defend any action or proceeding against third parties or take any other action which the Company deems reasonably necessary in order to secure or protect its interest in the Refinanced Facilities and right of possession, occupancy and use thereof under this Agreement. In this event, the Issuer agrees to cooperate fully with the Company in any such action or proceeding if the Company shall so request and agree to pay all expenses.

                                   ARTICLE IV

                     THE REFINANCED FACILITIES, TAXES, LIENS

     Section 4.01. COMPLETION AND LOCATION OF THE REFINANCED FACILITIES. The Company has caused the Refinanced Facilities to be acquired, constructed and installed in accordance with the plans and specifications therefor and the provisions of the Refunded Bonds Financing Agreement. As contemplated by the Refunded Bonds Financing Agreement, the Refinanced Facilities have been sold to the City of Marco Island, Florida, the Florida Governmental Utility Authority, and the City of Deltona, Florida, and are not owned or operated by the Company. Accordingly, the Company shall not have any obligation, as provided in Section
5.6 of the Refunded Bonds Financing Agreement, to insure, maintain or repair the Refinanced Facilities or any part thereof, except as provided in Section 4.02 hereof. Each of the Refinanced Facilities is located within the jurisdiction of the Governmental Unit or the Issuer, as the case may be.

     Section 4.02. USE OF REFINANCED FACILITIES. So long as any Series 2006 Bonds are outstanding, the Company will cause the Refinanced Facilities to be used as facilities for the furnishing of water and sewage facilities within the meaning of Section 142(a)(4) and (5) of the Code, as applicable, or such other use as will not impair the status of the interest on the Series 2006 Bonds as not includable in gross income for purposes of federal income taxation.

     Section 4.03. PAYMENT OF TAXES; DISCHARGE OF LIENS. The Company will:

            (a) pay, or make provision for payment of, all lawful taxes and assessments, including income, profits, property or excise taxes, if any, levied or assessed by any federal, state or municipal government or political body upon any amounts payable pursuant to Sections 3.02 and 3.03 hereof when the same shall become due; and

            (b) pay or cause to be satisfied and discharged or make adequate provision to satisfy and discharge, within 60 days after the same shall accrue, any lien or charge upon any amounts payable pursuant to Sections
     3.02 or 3.03 hereof, and all lawful claims or demands which, if unpaid, might be or become a lien upon such amounts; provided that the Company may in good faith contest any such lien or charge or claims or demands in appropriate legal proceedings, and in such event may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom, unless the Issuer or the Trustee shall notify the Company in writing that, in the opinion of Counsel, by nonpayment of any such items the lien of the Indenture as to the amounts payable pursuant to Sections 3.02 or 3.03 hereof will be materially endangered, in which event the Company shall promptly pay and cause to be satisfied and discharged all such unpaid items.

                                   ARTICLE V

                               REDEMPTION OF BONDS

     Section 5.01. PREPAYMENT OF LOAN. The Company may at any time transmit funds directly to the Trustee, for deposit in the Debt Service Fund, in addition to amounts, if any, otherwise required at that time pursuant to this Agreement, and direct that said money be utilized by the Trustee for redemption of Bonds which are then or will be redeemable in accordance with their terms at the option of the Issuer upon the direction of the Company on a date specified by the Company, provided notice is properly given in accordance with Section 302 of the Indenture and such funds constitute Eligible Money.

     Section 5.02. OBLIGATION TO PREPAY LOAN AND REDEEM SERIES 2006 BONDS UPON CERTAIN EVENTS. The Company shall be obligated to repay the loan from the proceeds of the Series 2006 Bonds in full, and the Trustee on behalf of the Issuer shall call for redemption and prepayment all of the outstanding Series 2006 Bonds on the earliest practicable date, upon written notice to the Company by the Trustee of the occurrence of a Determination of Taxability, as provided in Section 301(b) of the Indenture.

     The prepayment of the loan required by the preceding paragraph, which shall be deposited on or prior to the redemption date, shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to redeem all of the outstanding Series 2006 Bonds at a price equal to the principal amount thereof with interest accrued to the date of redemption, and to pay the Taxability Premium and, if no Bonds shall thereafter remain outstanding, to pay all reasonable and necessary fees and expenses of the Trustee and any Paying Agent, and all other liabilities of the Company, accrued and to accrue under this Agreement through the redemption date. The Company acknowledges and agrees that the Taxability Premium shall be owing with respect to Series 2006 Bonds outstanding during the Taxable Period but not outstanding on the redemption date prescribed by Section 301(b) of the Indenture and that the payment of the Taxability Premium will not be paid from a draw on the Letter of Credit. To evidence and secure its obligation to pay the Taxability Premium, the Company agrees to deliver to the Issuer the Note, contemporaneously with the issuance of the Series 2006 Bonds.

                                   ARTICLE VI

                        SPECIAL COVENANTS OF THE COMPANY

     Section 6.01. MAINTENANCE OF CORPORATE EXISTENCE. Except as otherwise permitted in the First Mortgage, the Company covenants that it will maintain its corporate existence and qualification to do business in the State, will not dissolve or otherwise dispose of all or substantially all its assets and will not consolidate with or merge into or with another corporation or permit one or more other corporations to consolidate with or merge into it. In the event of any such acquisition of its assets, or merger or consolidation, as permitted by the First Mortgage, the acquirer of its assets or the corporation with which it shall consolidate or into which it shall merge shall assume in writing all of the obligations of the Company under this Agreement.

     Section 6.02. ANNUAL STATEMENT. The Company will have an annual audit made by its regular independent certified public accountants and will furnish the Issuer and the Trustee (within 90 days after the close of the Company's fiscal year) with the Company's annual report to shareholders for the year then ended and the Trustee with a written statement at the same time as its annual report signed by a Company Representative and stating that the Company is not in default under the terms of this Agreement, or, if in default, specifying the nature thereof.

     Section 6.03. INDEMNIFICATION; PERSONAL LIABILITY WAIVED. The Company agrees to indemnify and hold the Issuer, the Governmental Units and the Trustee harmless from, any liability for any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Refinanced Facilities.

     The Company will indemnify and hold the Issuer, the Governmental Units and the Trustee free and harmless from any loss, claim, damage, tax, penalty, liability, disbursement, litigation expenses, attorneys' fees and expenses or court costs arising out of, or in any way relating to, the execution or performance of this Agreement, the issuance, sale or remarketing of the Bonds, actions taken under the Indenture or any other cause whatsoever pertaining to the Refinanced Facilities.

     Under this Section 6.03, the Company shall also be deemed to release, indemnify and agree to hold harmless each employee, official, officer or agent of the Issuer or a Governmental Unit to the same extent as the Issuer or the Governmental Unit.

     If any claim of the type described in this Section 6.03 is asserted against the Issuer, a Governmental Unit or the Trustee or any employee, official, officer or agent of any thereof, the Issuer, the Governmental Unit or the Trustee, as the case may be, agrees to give prompt written notice to the Company and the Company shall have authority to assume the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion; it being understood that the Issuer, any Governmental Unit and the Trustee will not settle or consent to the settlement of the same without the consent of the Company.

     Notwithstanding anything to the contrary contained herein or in any of the Bonds, or the Indenture, or in any other instrument or document executed by or on behalf of the Issuer or the Trustee in connection herewith, no stipulation, covenant, agreement or obligation contained herein or therein shall be deemed or constructed to be a stipulation, covenant, agreement, or obligation of any present or future member, officer, employee or agent of the Issuer or the Trustee, or of any incorporator, member, director, trustee, officer, employee or agent of any successor to the Issuer or the Trustee, in any such person's individual capacity, and no such person, in his individual capacity, shall be liable personally for any breach or non-observance of or for any failure to perform, fulfill or comply with any such stipulations, covenants, agreements or obligations, nor shall any recourse be had for the payment of the principal of, premium, if any, or interest on or Purchase Price with respect to any of the Bonds or for any claim based thereon or on any such stipulation, covenant, agreement, or obligation, against any such person, in his individual capacity, either directly or through the Issuer and the Trustee or any successor to the Issuer or the Trustee, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such person, in his individual capacity, is hereby expressly waived and released, except only for liability that results from intentional acts of any such individual.

     The covenants in this Section 6.03 shall survive the payment of the Bonds, termination of the other provisions of this Agreement or the Interlocal Agreement and the discharge of the other obligations of the Company hereunder.

     Section 6.04. ADDITIONAL PAYMENTS. In addition to any other payments required hereunder, the Company will pay the following amounts to the following persons:

            (1) to the Trustee, when due, all reasonable fees and expenses of the Trustee for services rendered under the Indenture and all reasonable fees and expenses of the Tender Agent, Paying Agents, counsel, accountants, engineers and others incurred in the performance on request of the Trustee of services under the Indenture for which the Trustee and such other Persons are entitled to payment or reimbursement, but the Company may, without creating a default hereunder, contest in good faith the reasonableness of any such services, fees or expenses other than the Trustee's, the Tender Agent's and any Paying Agent's fees for ordinary services as set forth in the Indenture; and

            (2) to the Issuer and each Governmental Unit, all reasonable and necessary expenses incurred by the Issuer or the Governmental Unit, with the prior written approval of the Company, with respect to this Agreement, the Interlocal Agreement, the Indenture and any transaction or event contemplated by this Agreement, the Interlocal Agreement or by the Indenture and which are not otherwise required to be paid by the Company under the terms of this Agreement.

     In the event the Company should fail to make any of the payments required by this Section 6.04, the item in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company will pay the same with interest thereon at a rate per annum equal to one percent above the prime or reference rate from time to time publicly announced by and in effect for the largest commercial bank, as measured by assets, in the Ninth Federal Reserve District (with each change in such prime or reference rate resulting in a corresponding change in the rate to be paid hereunder), or, if such rate or rates shall exceed the maximum rate then permitted by law, at the maximum rate permitted by law; provided that, with the exception of the Trustee's and any Paying Agent's fees, interest shall not accrue on such obligation until written notice has been given to the Company that such payment is due.

     Section 6.05. ASSURANCE OF TAX EXEMPTION. (a) In order to ensure that the interest on the Series 2006 Bonds shall, at all times, be excludable from gross income for purposes of federal income taxation (other than by operation of Section 147(a) of the Code), the Company represents, covenants and agrees with the Issuer, the Trustee and all Owners of the Series 2006 Bonds that:

            (1) The information and estimates heretofore furnished to the Issuer and Bond Counsel by the Company and contained in the Certificate as to Refinanced Facilities delivered in connection with the issuance of the Series 2006 Bonds and in the Tax Compliance Agreement with respect to the nature and use of the Refinanced Facilities and the expenditure of the proceeds of the Prior Bonds and the Refunded Bonds are true and correct and do not omit any statement, the omission of which would render any of the statements made therein misleading in the circumstances in which they are made. The Company has no reason to believe that the Tax Certificates delivered by the City of Marco Island, Florida and the City of Deltona, Florida, are not true and correct in all material respects or omit any statement, the omission of which would render any of the statements made therein misleading in the circumstances in which they are made.

            (2) At least 95% of the proceeds of each series of the Prior Bonds (including transferred proceeds of the Series 1996 Bonds), including any investment earnings thereon, has been used for the payment of costs of "facilities for the furnishing of water" and "sewage facilities" within the meaning of Section 142(a)(4) and (5) and Section 142(e) of the Code and applicable Treasury Regulations, as applicable.

            (3) At least 95% of the proceeds of each series of the Prior Bonds (including transferred proceeds of the Series 1996 Bonds), including any investment earnings thereon, has been used to provide either land or property of a character subject to the allowance for depreciation under
     Section 167 of the Code and all amounts paid from the proceeds of the Prior Bonds were, for federal income tax purposes, chargeable to the capital account of an Affiliate of the Company with respect to the Refinanced Facilities or would have been so chargeable either with a proper election by the Affiliate (for example, under Section 266 of the Code) or but for a proper election by the Affiliate to deduct such amounts.

            (4) The Company will not use the proceeds of the Series 2006 Bonds or any other moneys in such a manner as to cause the Series 2006 Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code.

            (5) The Company will not take any action, or permit any action (which is within its control) to be taken, which would otherwise cause the interest on the Series 2006 Bonds to become includable in gross income for purposes of federal income taxation in the hands of the owners thereof (other than by operation of Section 147(a) of the Code).

            (6) The Company will comply with any restrictions on the investment of moneys set forth in the Tax Compliance Agreement in respect of the Series 2006 Bonds.

            (7) The Company will take no action, nor permit any action to be taken, which would render inaccurate or incorrect any of the representations or warranties made in this Section 6.05(a) or any of the representations or certifications otherwise given by or on behalf of the Company or Southern States Utilities, Inc. in connection with the issuance of the Prior Bonds, the Refunded Bonds or the Series 2006 Bonds.

            (8) The Company will comply with and fulfill, or cause to be complied with and fulfilled, all other requirements and conditions of the Code and regulations and rulings issued pursuant thereto relating to the Refinanced Facilities and the operation thereof to the end that the interest on the Series 2006 Bonds shall at all times be excludable from gross income for purposes of federal income taxation in the hands of the owners thereof (other than by operation of Section 147(a) of the Code).

            (9) The weighted average maturity of the Series 2006 Bonds does not exceed the weighted average maturity of the Refunded Bonds, determined as of the date of issuance of the Series 2006 Bonds (all within the meaning of Section 147(b) of the Code).

            (10) None of the proceeds of the Prior Bonds, the Refunded Bonds or the Series 2006 Bonds has been or will be used to provide an airplane, skybox or other private luxury box, health club facility, or store the principal business of which is the sale of alcoholic beverages for consumption off premises.

            (11) No obligations which are private activity bonds under Section 141 of the Code but bear interest which is excludable from gross income for purposes of federal income taxation, are sold at substantially the same time as the Series 2006 Bonds pursuant to the same plan of marketing which are payable in whole or in part by the Company or otherwise have with the Series 2006 Bonds any common or pooled security for the payment of debt service thereon.

            (12) Not more than 25% of the proceeds of each series of the Prior Bonds or Refunded Bonds has been or will be used (directly or indirectly) to acquire land (or an interest therein) and none of the proceeds of the Prior Bonds or Refunded Bonds has been or will be used for the acquisition of any property (or an interest therein) unless the first use of such property was pursuant to such acquisition.

            (13) The Refinanced Facilities do not include any property to be sold or any property to be affixed to or consumed in the production of property for sale, or any housing facility to be rented or used as a permanent residence.

            (14) None of the proceeds of the Series 2006 Bonds will be used to pay "issuance costs" of the Bonds within the meaning of Section 147(g) of the Code.

     (b) The Issuer and the Company covenant and certify to each other and to and for the benefit of the Owners of the Bonds that no use will be made of the proceeds of the Bonds or any other moneys, which would cause any Bonds to be arbitrage bonds within the meaning of Section 148 of the Code. Pursuant to such covenant, the Issuer and the Company jointly and severally obligate themselves to comply throughout the term of the issue of the Bonds with the requirements of
Section 148 of the Code. The Issuer shall be conclusively presumed to have conformed to the requirements of this Section 6.05(b) to the extent it relies upon an Opinion of Bond Counsel.

     The Company recognizes that the exemption from federal income taxation of the interest to be paid on the Series 2006 Bonds is dependent upon compliance with the provisions of Section 148 of the Code. The Company represents to and covenants with the Issuer, the Trustee and each Owner of Bonds that:

            (1) If all "gross proceeds" (as defined in Section 148(f)(6)(B) of the Code) of the Series 2006 Bonds are not expended for the payment of principal of and interest on Refunded Bonds by the date which is 90 days after the date of issue of the Series 2006 Bonds, or if, notwithstanding that all gross proceeds are so expended by such date, gross proceeds arise at some later date, then the Company shall make the determinations and take the actions hereinafter required by this Section 6.05(e), on behalf of, and as agent for, the Issuer, and shall rebate to the United States, not later than 60 days after each installment computation date, an amount which ensures that at least 90% of the Rebate Amount (as hereinafter defined) at the time of such payment will have been paid to the United States, and within 60 days after the final computation date, an amount sufficient to pay the remaining balance of the Rebate Amount, all in the manner and as required by Section 148(f) of the Code. As used herein, "Rebate Amount" means the amount described in Section 148(f)(2) of the Code, computed in accordance with the provisions of said Section 148(f)(2) and the regulations now or hereafter promulgated thereunder, including Treasury Regulations, Sections 1.148-0 through 1.148-11 and 1.150-1.

            (2) The Company shall determine the Rebate Amount within 30 days after the close of each bond year and upon payment or redemption of all principal of the Series 2006 Bonds, and shall furnish the Issuer and the Trustee upon each determination with a certificate of a Company Representative verifying such determination and with any supporting documentation required to calculate or evidence the Rebate Amount in accordance with the Code and applicable regulations. The Company shall retain records of such determinations until six years after final payment or redemption of principal of the Series 2006 Bonds. Upon each such determination, the Company shall set aside, or cause to be set aside, the Rebate Amount so determined, and shall separately account for, or cause to be separately accounted for, the earnings from the investment thereof, and such earnings shall become part of the Rebate Amount.

     (c) The Company covenants and agrees that it will perform its covenants and agreements relating to the Refunded Bonds in respect of the calculation and payment to the United States of any rebatable arbitrage in respect of the Refunded Bonds under Section 148(f) of the Code, within 60 days after the date of final payment of the Refunded Bonds, so as to preserve the tax exemption of interest on the Refunded Bonds.

     (d) The provisions of this Section 6.05 shall survive the retirement and payment of the Bonds and the discharge of the Issuer's and the Company's other obligations hereunder.

     (e) Notwithstanding anything in this Agreement or the Indenture to the contrary, the provisions of this Section 6.05 may be amended by an instrument signed by the Issuer and the Company and delivered to the Trustee, accompanied by an Opinion of Bond Counsel stating in effect that the provisions of this
Section 6.05, as so amended, if complied with by the Company, will not adversely affect the tax exclusion from gross income of interest on any Series 2006 Bond for purposes of federal income taxation.

     Section 6.06. REDEMPTION OF REFUNDED BONDS; PAYMENT OF COSTS OF ISSUANCE. The Company covenants and agrees with the Issuer that it will cause the Refunded Bonds to be paid and discharged on or prior to the 90th day after the date of issuance of the Series 2006 Bonds. The Company also covenants and agrees to provide any moneys required for the payment and discharge of the Refunded Bonds on or prior to the date on which they are called for redemption. The Company further agrees that it will pay all reasonable Costs of Issuance promptly when due. It is acknowledged and agreed that $6,000,000 in principal amount of the Series 1996 Bonds do not constitute Refunded Bonds and will remain outstanding under the Refunded Bonds Indenture.

     Section 6.07. LETTER OF CREDIT; ALTERNATE LETTER OF CREDIT. (a) The Company shall provide for the delivery of the original Letter of Credit to the Trustee simultaneously with the initial issuance and delivery of the Series 2006 Bonds. The Company hereby authorizes and directs the Trustee to submit draws under the Letter of Credit in accordance with the provisions of the Indenture to the extent necessary to pay the Purchase Price with respect to the Bonds as and when due and, if the Letter of Credit is not a Liquidity Facility, the principal of and interest on the Bonds when due.

     (b) The Company shall cause the Letter of Credit to be maintained in full force and effect (except when not required pursuant to Article V of the Indenture) in an amount equal to the principal amount of the Outstanding Bonds plus the amount required for payment of interest and premium, if any, thereon as required by Section 503 of the Indenture, until all of the Bonds have been paid in full or their payment provided for in accordance with Article XI of the Indenture. When required by Article V of the Indenture, the Company will exercise its best efforts to extend the term of the Letter of Credit currently in effect or to cause an Alternate Letter of Credit to be delivered by the Credit Bank to the Trustee not less than 30 days prior to the termination date of the Letter of Credit then in effect pursuant to the provisions of Section 502 of the Indenture. The Company may at any time, subject to any applicable provisions of the Credit Agreement, arrange for the substitution of an Alternate Letter of Credit for an existing Letter of Credit, and the Trustee is to accept any Alternate Letter of Credit, subject to the limitations and upon the conditions contained in Section 502 of the Indenture.

     (c) The Company shall give written notice to the Issuer, the Trustee, the Tender Agent and each Rating Service maintaining a rating on the Bonds not less than 60 days prior to the expiration or termination date of the Letter of Credit then in effect, specifying that the Company intends to replace the existing Letter of Credit with an Alternate Letter of Credit on or before the expiration of the Letter of Credit then in effect, except when a Letter of Credit is not required under Article V of the Indenture.

     (d) Except when not required under Article V of the Indenture, the Company shall cause to be delivered to the Trustee not less than 30 days prior to the expiration or termination date of the existing Letter of Credit (1) an Alternate Letter of Credit that is effective as of a date on or prior to the date of expiration of the then existing Letter of Credit, and (2) written notice from each Rating Service maintaining a rating on the Bonds stating whether the substitution of such Alternate Letter of Credit will result in a reduction or withdrawal of the rating then in effect on the Bonds. The Bonds will be subject to mandatory tender as provided in the Indenture, if either a Liquidity Facility is being provided in substitution for a Letter of Credit that is not a Liquidity Facility or such written notice from any Rating Service then having a rating in effect for the Bonds states that the replacement of the current Letter of Credit with the proposed Alternate Letter of Credit will result in a withdrawal or reduction of the Rating Service's then current rating for the Bonds.

     (e) Except when a Letter of Credit is not required under Article V of the Indenture, when the Bonds are in a Daily, Weekly, Commercial Paper or Long-Term Rate Period, the Company shall exercise its best efforts to arrange for the delivery to the Trustee of an Alternate Letter of Credit to replace any Letter of Credit then in effect upon the expiration thereof prior to the end of any such rate period or upon the occurrence of any of the following events or circumstances:

            (1) If the Credit Bank has rescinded, terminated or repudiated the Letter of Credit contrary to the terms of the Letter of Credit, or the Letter of Credit for any reason ceases to be valid and binding on the Credit Bank or is declared to be null and void, or the validity or enforceability of any provision of the Letter of Credit is denied by the Credit Bank or any governmental agency or authority, or the Credit Bank is denying further liability or obligation under the Letter of Credit, in all of the above cases contrary to the terms of the Letter of Credit.

            (2) If the Credit Bank shall not extend the stated termination date with respect to the current Letter of Credit then in effect, but the term of such Alternate Letter of Credit need not (but may) begin prior to the stated termination date of the current Letter of Credit then in effect. The Company shall not terminate the current Letter of Credit and Credit Agreement until the term of the Alternate Letter of Credit has begun.

            (3) Receipt by the Trustee of written notice from the Credit Bank that an "event of default" as such term is defined in the Credit Agreement has occurred and is continuing under the Credit Agreement and a direction to effect a mandatory tender of the Bonds.

            (4) The Credit Bank has wrongfully failed to honor a properly presented draw made under and in compliance with the terms of the Letter of Credit which failure has not been cured.

            (5) Receipt by the Trustee, within 10 days following a drawing under the Letter of Credit to pay interest on the Bonds on the due date, of written notice from the Credit Bank that the Credit Bank has not been reimbursed for such drawing on the Letter of Credit and the amount for such drawing has not been reinstated and directing mandatory tender of the Bonds.

     (f) On or prior to the effective date of any Alternate Letter of Credit, the Company shall furnish to the Issuer and the Trustee: (1) an Opinion of Counsel stating that delivery of such Alternate Letter of Credit to the Trustee is authorized under this Indenture, and complies with the terms hereof, (2) an Opinion of Counsel from counsel to the Credit Bank issuing such Alternate Letter of Credit to the effect that the Alternate Letter of Credit is a valid and binding obligation of such issuer or provider, enforceable in accordance with its terms, subject to customary exceptions relating to bankruptcy and insolvency, and (3) an Opinion of Bond Counsel, which shall also be addressed and delivered to the Issuer, stating that the delivery of such Alternate Letter of Credit to the Trustee is authorized under the Indenture and complies with the terms thereof and does not adversely affect the tax-exempt status of the interest on the Bonds.

     Section 6.08. CONTINUING DISCLOSURE. The Company represents that, so long as the Bonds are in a Daily Rate Period or a Weekly Rate Period, the Bonds are exempt from the continuing disclosure requirements of Rule 15c2-12 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (17 C.F.R. ss. 240.15c2-12) (as in effect and interpreted from time to time, the "Rule"), but acknowledges that when the Bonds are in a Commercial Paper Rate Period, a Long-Term Rate Period or the Fixed Rate Period, the Bonds are subject to the continuing disclosure requirements of the Rule. The Company covenants and agrees that, when necessary to comply with the Rule, it will execute and deliver a continuing disclosure agreement, or a similar undertaking which in the Opinion of Counsel will satisfy the Rule, and the Company hereby covenants and agrees to observe and perform the covenants and agreements contained therein, unless amended or terminated in accordance with the provisions thereof, for the benefit of the Owners or beneficial owners from time to time of the Outstanding Bonds as therein provided. Notwithstanding any other provision of this Agreement, failure of the Company to comply with the continuing disclosure agreement or similar undertaking shall not be considered an event of default under this Agreement or under Indenture.

                                   ARTICLE VII

                                   ASSIGNMENT

     Section 7.01. CONDITIONS. The Company's interest in this Agreement may be assigned in whole or in part, provided, however, that no assignment shall cause the Company to breach any of the covenants contained in Section 6.05 hereof or any of the representations or warranties contained in Section 2.02 hereof, or otherwise cause the interest payable on any Bonds to become includable in gross income for purposes of federal income taxation (other than by operation of Section 147(a) of the Code), nor relieve the Company from primary liability for its obligation to make the loan payments required by Section 3.02 hereof or other payments under Section 3.03 hereof or for any other of its obligations hereunder. Upon any such assignment or conveyance of assets, merger or consolidation permitted under Section 6.01, the Company shall give prompt written notice to the Issuer and the Volusia County Industrial Development Authority.

     Section 7.02. INSTRUMENT FURNISHED TO TRUSTEE. The Company shall, within 15 days after the delivery thereof, furnish to the Issuer and the Trustee a true and complete copy of the agreements or other documents effectuating any such assignment.

     Section 7.03. LIMITATION. So long as any Bonds are Outstanding, this Agreement shall not be assigned, except as provided in this Article VII or in
Section 6.01 hereof.

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

     Section 8.01. EVENTS OF DEFAULT. Any one or more of the following events is an Event or Default under this Agreement:

            (1) if the Company shall fail to pay any amounts due under Sections 3.02 or 3.03 hereof when due;

            (2)    if the Company shall fail to observe its covenants in Section
     6.05 or 6.07 hereof;

            (3) if the Company shall fail to observe and perform, for reasons other than Force Majeure (as set forth in Section 8.02 hereof), any other covenant, condition or agreement on its part under this Agreement for a period of 60 days after written notice, specifying such default and requesting that it be remedied, is given to the Company by the Trustee, unless the Trustee shall agree in writing to an extension of such time prior to its expiration, or for such longer period as may be reasonably necessary to remedy such default, provided that the Company is proceeding with reasonable diligence to remedy the same;

            (4)    if the Company shall

                   (a) admit in writing its inability to pay its debts generally as they become due;

                   (b) consent to the appointment of a custodian (as that terms is defined in the Federal Bankruptcy Code) for, or assignment to a custodian of, the whole or any substantial part of the Company's property, or fail to stay, set aside or vacate within 90 days from the date of entry thereof any order or decree entered by a court of competent jurisdiction ordering such appointment or assignment; or

                   (c) commence any proceeding or file a petition under the provisions of the Federal Bankruptcy Code for liquidation, reorganization or adjustment of debts, or under any insolvency law or other statute or law providing for the modification or adjustment of the rights of creditors or fail to stay, set aside or vacate within 90 days from the date of entry thereof any order or decree entered by a court of competent jurisdiction pursuant to any involuntary proceeding, whether under Federal or state law, providing for liquidation or reorganization of the Company or modification or adjustment of the rights of creditors; or

            (5) if, as a result of an "event of default" under the First Mortgage, the principal of the First Mortgage Bonds of the Company issued thereunder has been declared or has become due.

     Section 8.02. FORCE MAJEURE. The provisions of Section 8.01(3) hereof are subject to the following limitations: If by reason of acts of God, strikes, lockouts or other industrial disturbances, acts of public enemies, orders of any kind of the Government of the United States or of the State, or any department, agency, political subdivision, court or official of either of them, or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, tornados, storms, floods, washouts, droughts, arrests, restraint of government and people, civil disturbances, explosions, breakage or accident to machinery, partial or entire failure of utilities, or any cause or event not reasonably within the control of the Company, the Company is unable in whole or in part to carry out any one or more of its agreements or obligations contained in this Agreement, other than its obligations contained in Sections 3.02, 3.03, 6.01, 6.03, 6.05, 6.07 and 6.08 hereof, the Company shall not be deemed in default by reason of not carrying out said agreement or agreements or performing said obligation or obligations during the continuance of such inability. The Company agrees, however, to use its best efforts to remedy with all reasonable dispatch the cause or causes preventing it from carrying out its agreements; provided that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Company, unfavorable to the Company.

     Section 8.03. REMEDIES. Whenever any Event of Default shall have happened and be subsisting, the Issuer may, with the prior written consent of the Trustee and with notice in writing to the Company, declare the remaining principal balance of the loan payable under Section 3.02 and any other amounts due hereunder (being an amount equal to that necessary to pay in full all Outstanding Bonds, assuming acceleration of the Bonds under the Indenture and to pay all other indebtedness thereunder) to be immediately due and payable, whereupon the same shall become immediately due and payable by the Company; and, in the event the Company does not, within three business days thereafter, deposit with the Trustee an amount sufficient to satisfy its obligations under the preceding clause, then the Issuer, or the Trustee on behalf of the Issuer, may take whatever action at law or in equity may appear necessary or appropriate to collect the balance then due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement. Notwithstanding the foregoing sentence, no notice of acceleration shall be given or effective unless the Credit Bank which is the issuer of a Letter of Credit other than a Liquidity Facility has given the Trustee its written consent to the giving of the notice of acceleration.

     Any amounts collected pursuant to action taken under this Section 8.03 shall be paid into the Debt Service Fund and applied in accordance with the provisions of the Indenture.

     Section 8.04. NO REMEDY EXCLUSIVE. No remedy conferred upon or reserved to the Issuer by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

     Section 8.05. REIMBURSEMENT OF ATTORNEYS' FEES. If the Company shall default under any of the provisions of this Agreement and the Issuer or the Trustee shall employ attorneys or incur other reasonable expenses for the collection of payments due hereunder or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained in this Agreement, the Company will on demand therefor reimburse the Issuer or the Trustee, as the case may be, for the reasonable fees of such attorneys and such other reasonable expenses so incurred.

     Section 8.06. WAIVER OF BREACH; EXERCISE OF RIGHTS BY TRUSTEE. In the event any obligation created by this Agreement shall be breached by either of the parties and such breach shall thereafter be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. In view of the pledge of and grant of a security interest in the Issuer's rights in and under this Agreement to the Trustee under the Indenture, the Issuer shall have no power to waive any default hereunder by the Company without the consent of the Trustee, and the Trustee may exercise any of the rights of the Issuer hereunder.

     Section 8.07. TRUSTEE'S EXERCISE OF THE ISSUER'S REMEDIES. Whenever any Event of Default shall have happened and be subsisting, the Trustee may, but except as otherwise provided in the Indenture shall not be obliged to, exercise any or all of the rights of the Issuer under this Article VIII, upon notice as required of the Issuer unless the Issuer has already given the required notice.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.01. TERMINATION. At any time when the principal of, premium, if any, and interest on all Bonds have been paid and arrangements satisfactory to the Trustee have been made for the discharge of all accrued liabilities under this Agreement, this Agreement, except as otherwise provided in Sections 6.04 and 6.05 hereof, shall terminate.

     Section 9.02. ASSIGNMENT. This Agreement may not be assigned or a security interest granted herein by either the Issuer or the Company without the consent of the other, except that the Issuer may pledge and grant a security interest in its interest in this Agreement to the Trustee and the Company may assign its interest in this Agreement in accordance with Sections 6.01 or 7.01 hereof.

     Section 9.03. AMENDMENTS, CHANGES AND MODIFICATIONS. Except as otherwise expressly provided in this Agreement or in the Indenture, subsequent to the original issuance of any Bonds and before the Indenture is satisfied and discharged in accordance with its terms, this Agreement may not be amended, changed or modified except in accordance with the provisions of Article X of the Indenture.

     IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective corporate names, all as of the date first above written.

                                          COLLIER COUNTY INDUSTRIAL
                                          DEVELOPMENT AUTHORITY


                                          By       /s/ J.R. Humphrey
                                             -----------------------------------
(SEAL)                                                   Chairman


Attest:      /s/ Alice J. Carlson
       -----------------------------------
                    Secretary





                                          ALLETE, INC.


                                          By       /s/ Mark A. Schober
                                             -----------------------------------
                                          Its  Mark A. Schober, Sr.V.P. & CFO
                                             -----------------------------------

                                                                       EXHIBIT A
                                                                          to the
                                                             Financing Agreement


                    DESCRIPTION OF THE REFINANCED FACILITIES


     Certain improvements to water and wastewater systems at the time owned and operated by Southern States Utilities, Inc., an Affiliate of the Company (as used in this Exhibit A, the "Affiliate"), and located in Collier, Lee, and Volusia Counties, Florida, including, but not limited to the following:

                             COLLIER COUNTY PROJECTS

     1. A four million gallon per day (MGD) reverse osmosis water treatment facility, including raw water supply wells, high pressure reverse osmosis membrane elements, chemical pretreatment and posttreatment, finish water transfer pumps and appurtenant facilities;

     2. An injection well to be used for deep-well injection of concentrate from the water facilities and treated sanitary sewage effluent, consisting of a well casing and lining, an open hole, injection pumping equipment and appurtenant facilities;

     3. Pollution control facilities for sewage collection, treatment and disposal, consisting of the expansion of an existing 2.5 MGD contact stabilization wastewater treatment tank to an approximate capacity of 3.5 MGD, including concrete and steel tankage, aeration equipment, sludge recirculation pumps, chemical feed chlorine contact facilities, final effluent filters, an odor control system and appurtenant facilities; and

     4. Effluent pumps, replacement and enlargement of existing effluent transmission lines, installation of a 1611 diameter line suspended from the S.R. 951 bridge and enlargement of the existing percolation ponds in Unit 30.

     The foregoing projects are located on Tracts "ID" and "IF" of MARCO BEACH UNIT FOUR and Tract "G" of MARCO BEACH UNIT TWENTY-FIVE, as recorded in the Public Records of Collier County, Florida.

                               LEE COUNTY PROJECT

     1. Construction and/or improvement of pumping, treatment, transmission and disposal of facilities in the service area of the Affiliate's water and sewer utility system, including, but not limited to:

     (i)    a 500,000 gallons per day ("GPD") water treatment plant expansion;

     (ii) a 1.0 million GPD sewage treatment plant expansion including a 1.0 million GPD effluent disposal system expansion; and

     (iii) such machinery, equipment, fixtures and appurtenant facilities as are necessary for the operation of a water and sewer treatment system to service portions of that region in Lee

County, Florida, certified as the Affiliate's territorial service area in the Florida Public Service Commission Order No. 4937, issued September 9, 1970, extended by Order No. 12167, issued June 23, 1983.

     The 500,000 GPD water treatment plant is located at 305 Coolidge Avenue, Lehigh Acres, Florida 33936, and the 1.0 million GPD sewer treatment plant is located at Construction Lane, Lehigh Acres, Florida 33936, and the machinery, equipment, fixtures and appurtenant facilities associated therewith are located within the Affiliate's certificated service area.

                             VOLUSIA COUNTY PROJECT

     1. Purchase of an approximate six-acre parcel located in Deltona, Florida, in the vicinity of Normandy Boulevard and North Firewood Drive, at the north end of the dead end of Normandy Boulevard and approximately 500 feet North of the intersection of Normandy Boulevard and North Firewood Drive to be used on the site for a future water treatment plant; and

     2. Improvements to the Affiliate's sludge stabilization facility located at 399 Fisher Drive, Deltona, Florida; and

     3. Improvements and expansion of the Affiliate's water treatment plant located at 1372 Lombardy Drive, Deltona, Florida, to be used as the site of a water treatment plant; and

     4. Improvements and expansion of the Affiliate's water treatment plant located at 720 Sagamore Drive, Deltona, Florida, to be used at the site of a water treatment plant; and

     5. Improvements and expansion of the Affiliate's water treatment plant located at 1240 Saxon Boulevard, Deltona, Florida; and

     6. Improvements of the Affiliate's wastewater treatment plant holding facilities located at 399 Fisher Drive, Deltona, Florida; and

     7. Improvements of the Affiliate's water treatment tank located at 600 North Wellington Drive, Deltona, Florida; and

     8. Relocation of utilities lines in Deltona, Florida, on the north side of Saxon Boulevard, in the right-of-way from Finland Drive, to Normandy Boulevard on the south side of Deltona Boulevard, in the right-of-way from Dartmouth Street to Normandy Boulevard, on the north side of Deltona Boulevard in the right-of-way from Dartmouth Street to Normandy Boulevard and the Cost side of Providence Boulevard in the right-of-way from West Chapel Drive to East Chapel Drive; and

     9. Improvement of walls located at 660 North Wellington Drive and 720 Sagamore Drive, Deltona, Florida.

                                                                       EXHIBIT B
                                                                          to the
                                                             Financing Agreement

                                 PROMISSORY NOTE

No. 1                                                          Duluth, Minnesota


     ALLETE, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Minnesota, and authorized to conduct business in the State of Florida, acknowledges itself indebted and for value received hereby promises to pay to the Collier County Industrial Development Authority (the "Issuer") or assigns, the Taxability Premium (as defined in the Financing Agreement, dated as of July 1, 2006 (as amended or supplemented from time to time in accordance with its terms, the "Financing Agreement"), between the Issuer and the Company), when due under Section 5.02 of the Financing Agreement. Terms used with initial capital letters but not defined herein shall have the meanings given such terms in the Financing Agreement.

     This Note is issued to evidence and secure the obligation of the Company to pay the Taxability Premium in the event of a Determination of Taxability with respect to the Series 2006 Bonds under and pursuant to, and shall be governed by and construed in accordance with the terms and conditions of, the Financing Agreement. Pursuant to the Financing Agreement, the Issuer has lent the Company the proceeds of the Series 2006 Bonds for the purpose of providing funds to be used, with other available funds of the Company, for the redemption of the Refunded Bonds of the Issuer. Certain rights of the Issuer under the Financing Agreement and to this Note have been pledged as security for the payment of Outstanding Bonds issued pursuant to the Indenture of Trust, dated as of July 1, 2006, between the Issuer and U.S. Bank National Association, as trustee.

     Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived by the Company.

     This Note shall be construed in accordance with the laws of the State of Minnesota without giving effect to the conflicts-of-law principles thereof.

     IN WITNESS WHEREOF, ALLETE, Inc. has caused this Note to be executed in its
name and on its behalf by its                   , all as of July 1, 2006.
                              ------------------


                                          ALLETE, INC.


                                          By
                                             -----------------------------------
                                             Its
                                                --------------------------------


                                      B-1